Exhibit 10.20

AMENDMENT #1 TO

MANAGEMENT SERVICES AGREEMENT

This Amendment #1 to the Management Services Agreement (this “Amendment #1”), is made and entered into as of November 1, 2022 (the “Effective Date”), by and among Cerevast Medical, Inc., a Delaware corporation (the “Service Provider”), Longevity Biomedical Inc., a Delaware corporation (the “Company”) and Futuretech Partners, LLC, a Delaware limited Liability Company (the “Company Funder”), collectively (the “Parties”).

WHEREAS, the Parties entered into a Management Services Agreement dated as of May 1, 2022.

WHEREAS, the Parties desire to amend the Management Services Agreement to increase the monthly fee amount.

NOW, THEREFORE, in consideration of the foregoing the parties hereto hereby agree as follows:

Effective November 1, 2022, the compensation and reimbursement for services pursuant to Section 4 (a) of the Management Services Agreement is increased from $65,000 to $120,000 per month.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Management Services Agreement as of the Effective Date.

SERVICE PROVIDER:

CEREVAST MEDICAL, INC.

By:	/s/ Bradford Zakes
Bradford Zakes, President & CEO

Date:	11/19/2022

COMPANY:

LONGEVITY BIOMEDICAL, INC.

By:	/s/ Bradford Zakes
Bradford Zakes, President & CEO

Date:	11/19/2022

COMPANY FUNDER:

FUTURETECH PARTNERS, LLC

By:	/s/ Yuquan Wang
Yuquan Wang, CEO

Date:	11/19/2022